UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 15, 2012

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Main Street, North Canton, Ohio	44720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (330) 499-1900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

a)	On May 15, 2012, Ohio Legacy Corp (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on the April 17, 2012 record date, 19,714,564 shares of common stock were outstanding and entitled to vote. At the Annual Meeting, 18,766,239 shares or 95.2%, of the outstanding common shares entitled to vote were represented by proxy or in person.

b)	The following individuals were elected as Class III directors to serve for a three year term to expire at the Company’s 2015 annual meeting of shareholders and until their successors are duly elected and qualified:

	For	Against	Abstain	Broker Non-Vote
Brian C. Layman	17,327,644	40,940	3,750	1,393,905
James P. Tressel	16,040,618	741,591	590,125	1,393,905
David B. Wurster	17,281,624	86,710	4,000	1,393,905

Other directors whose term of office continued after the Annual Meeting:

Louis Altman

Bruce A. Cassidy, Sr.

Rick L. Hull

Denise M. Penz

Wilbur R. Roat

Francis P. Wenthur

c)	An Amendment to Ohio Legacy Corp’s Second Amended and Restated Articles of Incorporation, as amended, that would effect a one-for-ten (1-for-10) reverse stock split of Ohio Legacy Corp’s common stock:

For	Against	Abstain	Broker Non-Vote
18,185,065	571,613	9,561	-

d)	To act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof:

For	Against	Abstain	Broker Non-Vote
18,700,357	-	-	65,882

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2012
Ohio Legacy Corp

/s/ Rick L. Hull
Rick L. Hull
President & CEO